UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Cadence Bancorporation
__________________________________________
(Exact name of registrant as specified in its charter)

__________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A contains the following document relating to the proposed merger of Cadence Bancorporation, a Delaware corporation, the parent company of Cadence Bank, N.A. (together, “Cadence”) and BancorpSouth Bank (“BancorpSouth”), pursuant to the Agreement and Plan of Merger, dated April 12, 2021, by and between Cadence Bancorporation and BancorpSouth: Excerpts from Cadence Bancorporation Q1 2021 Earnings Call.

Excerpts from Cadence Bancorporation Q1 2021 Earnings Call.
. . .
Paul B. Murphy, Chairman & CEO:
As many of you know, we hosted a call announcing our merger with Bancorp South on April 12, I would encourage investors to review that presentation to learn more about our strategy and the significant opportunity we see for our overall combined companies. For our call today, we’re going to be focused on first quarter results.
. . .
So let me just emphasize a number of paths that Cadence has to drive shareholder value. We’re well capitalized. We’ve got an experienced and motivated team of bankers. We operate in some of the fastest-growing markets in the United States. I think these factors are a powerful combination of factors to reflect on. Of course, very importantly, the multiple layer benefits we see the strategic synergy that we can drive with Bancorp South will only serve to accelerate and strengthen our ability to grow and deliver returns for shareholders. Just since the announcement, really the excitement and enthusiasm. Our team, our bankers, I know same at Bancorp South, the communities we serve, our customer reaction has just all been really consistently very, very positive.
. . .
Analyst:
Yes. I wanted to touch on the calling blitz effort that you’ve mentioned previously. And I wanted to know if you’re seeing any ingress from loan growth on that? And any other things you want to note about how that’s going so far?

Rudolph H. Holmes, Executive Vice President of Business Services:
Hi, Brandon, this is Hank, and I appreciate the question. So we’ve had a lot of success with our calling bids. As you know, we previously announced that we were hitting the ground in the first quarter. And I’m happy to tell you that we’ve had almost 9,000 touch points with our clients, both on the commercial side and the retail side. This has led to, obviously, a lot of activity, a lot of communication with our clients and prospects. And in turn, we’ve seen our pipelines increase, and we’ve also seen some increase in our loan committee and through our approval process. So this blitz will continue, and we’re going to -- we’re excited about it. And actually, with the announcement of the merger, it gives us another opportunity to go back and talk to our customers again, which, in my opinion, drives business in our organization.

Analyst:
And this is for Paul. Paul, what do you see as the most challenging part of integrating with Bancorp South, in your mind?

Paul B. Murphy, Chairman & CEO:
Brandon, I mean, conversions are never easy. I think that will require a great deal of focus. And fortunately, we have 2 very experienced teams with a lot of conversion experience. So that will be extremely well planned. And thoroughly designed and tested, and it will be well executed. I’ve just got a lot of confidence in our team. The great thing about it is that our culture and the philosophy of both banks are so similar that it just sets up for long-term success. I think conversions are never easy. So I’m not going to understate that. But we’ll get through it, and we’ll do well in execution of that. And then just the more I get to know this team and the more time we spend together, that’s just the better I feel about the outlook for the combination. So thank you for the question.
. . .
Paul B. Murphy, Chairman & CEO:
Why don’t we, Andrea, just go ahead and wrap it up, and I might just kind of [hearken] back to some of my comments in the prepared remarks about and tying into Brandon’s question about the enthusiasm that we have around the combination with Bancorp South. The expansion of the branch network for our customers, so many more branches that they can access, places like Dallas and Austin, where we have limited access and just other markets. I mean, the whole Georgia market for Bancorp South customers. It’s a huge opportunity and a lot of growth there. And as we said on our April 12 call, our commercial banking expertise, combined with their community banking, it’s just the industrial watch, just really stacks up, and I think makes a lot of sense. As Dan said in our announcement call, mergers are really all about people. And I just wholeheartedly believe that in both banks. We have 2 great teams of people, and we’ll very soon be all pulling together and the strength of the both organizations, just as I reflect on it, leaves me very optimistic about our future together. With that, we stand adjourned.

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Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to BancorpSouth Bank’s and Cadence Bancorporation’s and Cadence Bank’s (together, “Cadence”) beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information but instead pertain to future operations, strategies, financial results or other developments.  These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “continue,” “seek,” “intend,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “should,” “predict,” “project,” “goal,” “outlook,” “potential,” “will,” “will result,” “will likely result,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

BancorpSouth Bank and Cadence caution readers not to place undue reliance on the forward-looking statements contained in this communication, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of BancorpSouth Bank and Cadence.  The factors that could cause actual results to differ materially include the following:  the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between BancorpSouth Bank and Cadence; the outcome of any legal proceedings that may be instituted against BancorpSouth Bank or Cadence; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the ability of BancorpSouth Bank and Cadence to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where BancorpSouth Bank and Cadence do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Cadence’s operations and those of BancorpSouth Bank; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; BancorpSouth Bank and Cadence’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by BancorpSouth Bank’s issuance of additional shares of its capital stock in connection with the proposed transaction; and other factors that may affect future results of BancorpSouth Bank and Cadence; and the other factors discussed in “Risk Factors” in BancorpSouth Bank’s Annual Report on Form 10-K for the year ended December 31, 2020 and BancorpSouth Bank’s other filings with the Federal Deposit Insurance Corporation (the “FDIC”), which are available at https://www.fdic.gov/ and in the “Investor Relations” section of BancorpSouth Bank’s website, https://www.bancorpsouth.com/, under the heading “Public Filings,” and in Cadence’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Cadence’s other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at http://www.sec.gov and in the “Investor Relations” section of Cadence’s website, https://cadencebancorporation.com/, under the heading “SEC Filings.”  BancorpSouth Bank and Cadence assume no obligation to update the information in this communication, except as otherwise required by law.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed transaction by BancorpSouth Bank and Cadence.  In connection with the proposed acquisition, BancorpSouth Bank and Cadence intend to file relevant materials with the FDIC and SEC, respectively, including the parties’ joint proxy statement on Schedule 14A, which shall include an offering circular with respect to the common stock of BancorpSouth Bank.  STOCKHOLDERS OF BANCORPSOUTH BANK AND CADENCE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE FDIC AND SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE JOINT PROXY STATEMENT/OFFERING CIRCULAR, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain the documents free of charge at the FDIC’s website, https://www.fdic.gov/, and the SEC’s website, http://www.sec.gov, and the Cadence stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from Cadence.  Such documents are not currently available.

Participants in Solicitation
BancorpSouth Bank and its directors and executive officers, and Cadence and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of BancorpSouth Bank common stock and the holders of Cadence common stock in respect of the proposed transaction.  Information about the directors and executive officers of BancorpSouth Bank is set forth in the proxy statement for BancorpSouth Bank’s 2021 Annual Meeting of Stockholders, which was filed with the FDIC on March 12, 2021.  Information about the directors and executive officers of Cadence is set forth in the proxy statement for Cadence’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 26, 2021.  Investors may obtain additional information regarding the interest of such participants by reading the joint proxy statement/offering circular regarding the proposed transaction when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.